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                                                                    EXHIBIT 10.3


                           RESTRICTED STOCK GRANT FROM
                            REGISTRANT TO S. JOHNSON


During June 1998, Cygnet agreed to grant Steven P. Johnson 15,000 shares of restricted common stock of Cygnet on or about the effective date of the split-up transaction, subject to certain conditions.